EXHIBIT 10.26

                         ADATOM SHANGHAI, LTD. CONTRACT



SHANGHAI QIFAN CO., LTD., ( Hereinafter referred to as "QIFAN ", as party A), and ADATOM. COM INC., ( Hereinafter referred to as "ADATOM", as party B), agree after friendly consultations and hereby enter into this CONTRACT.



ARTICLE 1- GENERAL PROVISIONS

Parties adhering to the principles of honesty, equality and mutual benefit, shall seek for the further co-operation and development on such basis, agree after friendly consultations and hereby enter into this CONTRACT.


ARTICLE 2- DEFINITION

Unless the provisions or context of this CONTRACT provide otherwise, the following terms shall have the meanings set out below:

APPROVAL AUTHORITY mean the department entrusted to approve this CONTRACT according to THE REGULATION OF SHANGHAI WAIGAOQIAO DUTY FREE ZONE.

ANNUAL BUDGET shall mean the annual Business Plan, investment plan, and forecasts of balance sheet, profit and loss statement and cashflow.

ARTICLES OF ASSOCIATION mean the Articles of Association of the COMPANY.

BOARD OF DIRECTORS mean the board of directors of the COMPANY.

BUSINESS LICENSE mean the COMPANY's business license issued by the SAIC (as defined below) entrusted by the SHANGHAI WAIGAOQIAO DUTY FREE ZONE to issue the business license.

CALL OPTION mean an option by a PARTY to require the other PARTY to sell all or part of its EQUITY PARTICIPATION to the calling PARTY.

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EFFECTIVE  DATE mean the date on which the APPROVAL  AUTHORITY has approved this
CONTRACT and the ARTICLES OF ASSOCIATION and has issued its certificate of approval.

EQUITY PARTICIPATION shall mean the share owned by any of the PARTIES into the registered capital of the JVC.

JOINTVENTURE COMPANY shall mean the Sino-American jointventure to be set up by QIFAN and ADATOM according to this contract and to be approved by APPROVAL AUTHORITY.


RMB shall mean the lawful currency of the PRC.

US DOLLARS or USD shall mean the lawful currency of the United States of America.



ARTICLE 3 - PARTIES TO THE JOINT VENTURE


IV.      3.1      CHINESE PARTIES TO THE JOINT VENTURE COMPANY

       The Chinese PARTIES to this CONTRACT is:

       - SHANGHAI QIFAN Co., Ltd. , a limited liability company organized and existing under the laws and regulations of the PRC, and registered with the State Administration of Industry and Commerce, Shanghai Municipality ("SAIC") under the registration number 3100001006179, with its legal address at 14 Lane 199, Fangbang Road M., Shanghai, PRC. The legal representative of QIFAN is:

                           Name: Bao Qifan
                           Position: Chairman of the Board
                           Nationality: Chinese


3.2    FOREIGN PARTY TO THE JOINT VENTURE COMPANY

       The foreign PARTY to this CONTRACT is Adatom. com Inc., a corporation organized and existing under the laws of U.S.A., with its legal address at 920 Hillview Ct., Suite 160, Milpitas, California, USA. The legal representative of ADATOM is:

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                           Name: Richard S. Barton
                           Position: President, CEO and Chairman of the Board
                           Nationality:  United States of America

Individually referred to as a PARTY;
Collectively referred to as the PARTIES.



ARTICLE 4 -              NAME, ADDRESS, LEGAL NATURE OF THE COMPANY


4.1    NAME AND ADDRESS OF THE JOINT VENTURE COMPANY

       The name of the JOINT VENTURE COMPANY shall be "____________"in Chinese and Adatom Shanghai Ltd. In English. The legal address of the JOINT VENTURE COMPANY shall be --- Shanghai, PRC.


4.2      LIMITED LIABILITY COMPANY

       The COMPANY shall be a limited liability company. The liability of each PARTY shall be limited to the amount of its respective subscribed contributions to the registered capital required to be made pursuant to this CONTRACT and no PARTY shall have any liability to the COMPANY or to any THIRD PARTY jointly or severally in excess of such amount. The PARTIES shall share the profits and, subject to the above, bear risks and losses in accordance with the ratio of their capital contributions as set out in Section 6.2.


4.3    LEGAL PERSON STATUS

       The COMPANY shall be a legal person under the laws of the PRC.


4.4    COMPLIANCE WITH PRC LAW

       The activities of the COMPANY shall be governed and protected by the relevant published laws, decrees, rules and regulations of the PRC and shall comply with the provisions of this CONTRACT and the ARTICLES OF ASSOCIATION of the COMPANY (the "ARTICLES OF ASSOCIATION") .

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ARTICLE 5 -              PURPOSE, SCOPE AND SCALE OF PRODUCTION AND BUSINESS


5.1    PURPOSE AND INTENTIONS

       With  a  view  to  strengthening  economic   co-operation,   the  PARTIES
       acknowledge that the purpose in forming and operating the COMPANY are as follows:

       1.  To cause the COMPANY to engage in the business as described  in
           Article  5.2.  below,  on the principle of maximizing profits;

       2.  In order to enable trade in domestic and international markets


5.2    BUSINESS SCOPE

       The operation of the business will consist of all aspects of international trade, entrepot trade, acting as a trade deputy for enterprises in a tax-free zones, signing deputy contracts with enterprises having import-export permits within China, doing business with enterprises in non-tax-free zone, providing simple commercial processing, storage and trade service within tax-free zones.


5.3    LOCATION OF OPERATIONS

       The COMPANY's operations shall continually take place at the COMPANY's site to be leased, at (25TH Floor, Baoding Mansion, No. 550 Xujiahui Road, Shanghai, the PRC).



ARTICLE 6 -              TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL


6.1    COMPANY'S REGISTERED CAPITAL

       The COMPANY's Registered Capital is two hundred thousand US dollars (US$200,000.00).


6.2    RATIO OF PARTIES' CONTRIBUTIONS

       The registered capital of the COMPANY, of which:

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       a) QIFAN  has   contributed   in  cash  eighty   thousand  US  dollars
          (US$80,000), accounting for forty percent (40 %) of the registered capital;

       b) ADATOM shall contribute in cash one hundred twenty thousand US dollars (USD120,000), accounting for sixty percent (60 %) of the registered capital.


6.3    TIME-SCHEDULE FOR CONTRIBUTIONS

       The investment from QIFAN will be in RMB, which will be converted into USD according to the intermediate rate announced by the State Bureau of Foreign Exchange Administration on the same day the contract executed.

       The investment from Adatom will be in USD.

       The investment from the two Parties shall be due within fifteen (15) days from executing on this contract.


6.4    WORKING CAPITAL AND ADDITIONAL FINANCING
       The COMPANY may borrow any necessary funds from domestic or international banks or other financial institutions on terms and conditions approved by the Board of Directors.

       Neither PARTY shall be obligated to lend funds to the COMPANY or to guarantee loans from THIRD PARTIES. However, if, at the request of the Board of Directors, a PARTY does agree to lend funds to the COMPANY, or to guarantee a loan to the COMPANY from a THIRD PARTY such PARTY shall be entitled to be paid interest on the loan or guarantee fees as if such PARTY was not a PARTY to the COMPANY. The interest of such loan and the guarantee fee shall not be higher than the standard published by the Bank of China at that time.

       Unless otherwise decided by the PARTIES, the PARTIES shall guarantee loans in proportion to their respective EQUITY PARTICIPATION.


6.5    DECREASE OR INCREASE OF REGISTERED CAPITAL

       During the COMPANY Term, the COMPANY may not reduce the amount of its registered capital, except if unanimously agreed by the BOARD OF DIRECTORS, and approved by the APPROVAL AUTHORITY. The registered capital of the COMPANY may be increased with the unanimous agreement of the BOARD OF DIRECTORS and the approval of the APPROVAL AUTHORITY.

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       Further  increase  of the  registered  capital  of the  COMPANY  shall be subscribed and be paid by the PARTIES according to their respective EQUITY PARTICIPATION. In case a PARTY agrees, but is not in a position to contribute to such increase of the registered capital, its EQUITY PARTICIPATION shall be reduced in proportion.


6.6    ASSIGNMENT OF EQUITY PARTICIPATION

       Neither PARTY may assign, sell or otherwise dispose of all or part of its EQUITY PARTICIPATION without the prior consent in writing of the other PARTIES. If either PARTY desires to assign, sell or otherwise dispose of all or part of its subscribed contribution in the COMPANY, such PARTY shall first make an offer to the other PARTIES, stating the price and other conditions of sale. In such case, the other PARTIES shall have the option to purchase the subscribed contributions in the COMPANY offered for sale, which option must be exercised within ninety (90) days after receipt of the offer. If such option is not exercised within such ninety
       (90) day period, the offering PARTY may assign, sell or otherwise dispose of its subscribed contribution in the COMPANY to any THIRD PARTY at the price and on the terms and conditions which are the same as or not more favorable than those contained in the offer first made to the other PARTIES. Any such sale by either PARTY to the other PARTIES or to THIRD PARTY shall be subject to the unanimous approval of the BOARD and the approval of the APPROVAL AUTHORITY. Further, any such sale to a THIRD PARTY shall be effective on conditions that such THIRD PARTY undertakes in writing to the other PARTIES its unconditional acceptance of all the rights and obligations assumed by the assigning PARTY under this CONTRACT.


6.7    INVESTMENT CERTIFICATES

       After the PARTIES have each made their capital contributions to the registered capital of the COMPANY, the COMPANY shall engage acertified public accountant registered in the PRC to verify that such contributions have been made and to issue a verification report by the accounting firm, the COMPANY shall issue an investment certificate to each PARTY signed by the Chairman and the Vice-Chairman of the Board, confirming the amount contributed by such PARTY and the date of such contribution.



ARTICLE 7 - THE BOARD OF DIRECTORS


7.1    DATE OF ESTABLISHMENT OF THE BOARD

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       The BOARD of the COMPANY shall be  established on the date the COMPANY is registered and its BUSINESS LICENSE is issued.


7.2    COMPOSITION OF THE BOARD

       The BOARD shall initially consist of five directors, two appointed by QIFAN, three by ADATOM.

       The five directors shall include, one Chairman, be appointed by ADATOM, and one Vice-Chairmen, be appointed by QIFAN.

       The Directors shall be appointed for a term of four (4) years and may serve consecutive terms if re-appointed by the originally appointing PARTY.

       A PARTY may, at any time, remove any director appointed by such PARTY giving written notice to the COMPANY with a copy of such notice to the other PARTY. The COMPANY against any claim by such director of whatever nature arising in connection therewith, provided that such claim has been validated by the competent jurisdiction.

       Directors shall not be paid a fee by the COMPANY nor shall be employee of the COMPANY.

       In case a PARTY's EQUITY PARTICIPATION is increased or is reduced at any given time, the number of directors the PARTIES are entitled to appoint and/or maintain at the BOARD shall be changed to a ratio which corresponds as closely as possible, to the allocation of the registered capital among them. Notwithstanding the preceding sentence, the PARTY holding the greater stake in the equity of the COMPANY at any given time shall be entitled to the majority of the number of seats at the Board.


7.3    DECISIONS OF THE BOARD

       The BOARD shall be the highest authority of the COMPANY. It shall decide all major issues concerning the COMPANY.

       7.3.1. DECISIONS REQUIRING UNANIMITY

       Decisions of the BOARD involving the following matters shall require unanimous approval of all members of the Board:

       1) amendment of this CONTRACT and of the ARTICLES OF  ASSOCIATION;  or
       2) extension of duration, early termination and dissolution of the COMPANY; or

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       3) increase or decrease of the COMPANY's registered capital; or
       4) any assignment, sale, mortgage, pledge, charge, lien or other collate-ral that could cause the involuntary transfer of all or a portion of a PARTY's registered capital in accordance with the provisions of
          Section 6.6 hereof, and
       5) a merger of the COMPANY with any other organization.
       6) Change of the scope of business of the COMPANY.
       7) Profit distribution.
       8) Annual budget plan.
       9) Establish a branch in or out the PRC.
       10)Bank loans.
       11)Appointment of general manager.


       7.3.2. DECISION REQUIRING SIMPLE MAJORITY

       Decisions involving all other matters, except for those to be decided by the General Manager as provided for in this CONTRACT, shall be adopted by an affirmative vote of a simple majority of all members of the Board.


7.4    CHAIRMAN AND VICE-CHAIRMEN OF THE BOARD

       The Chairman of the BOARD shall be the legal representative of the COMPANY. The Chairman shall be assisted by the Vice-Chairmen.

       The Chairman shall act in accordance with corporate policy, objectives and resolutions decided or voted by the BOARD and his/her actions shall only bind the COMPANY if taken within the scope of authorization by the board.

       Whenever the Chairman of the BOARD is unable to perform his/her responsibilities for any reason, the Chairman shall authorize by written proxy the Vice-Chairmen of the BOARD to act as the representative of the COMPANY.


7.5    MEETINGS OF THE BOARD

       The BOARD shall convene in principle, at least once every year. The meetings shall be called and presided over by the Chairman of the Board. Such meetings shall be held at the place where the COMPANY is located, and may also be held at such other places within or outside the PRC as decided by the Board.

       A BOARD meeting requires a quorum of three directors, at least one director each party. Should any director be unable to attend a meeting of the Board, he may authorize another director to act as his/her representative by written proxy to attend such meeting in his/her name and on his/her behalf. Such representative shall vote in the place of such director. In the event that no representative is

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       appointed by the absent  director  to attend a meeting of the Board,  the absent director shall be deemed to have waived his/her right to vote in such meeting.

       Travel and accommodation expenses of the directors attending BOARD meetings shall be borne by each PARTY.

       In lieu of a meeting of the Board, the BOARD may adopt a written resolution. Such a resolution is adopted if sent to all members of the BOARD and affirmatively signed by the number of directors necessary to make such a decision as stipulated in Section 7.3.

       BOARD meetings shall be conducted in Chinese or in English, if necessary. Minutes of all meetings of the BOARD and resolutions adopted in lieu of a meeting shall be drafted in Chinese, or in English, if necessary, and shall be kept in the minute book of the COMPANY at the COMPANY's legal address.


7.6    ENTRUSTMENT OF THE BOARD OF DIRECTORS

       Governance is the responsibility of the Board of Directors and operation is the responsibility of the Management. When the Board of Directors is not in session, QIFAN is the entrusted representative to take care of the examination and administration of the routine affairs concerning financing, tariff, personnel, resolutions of the Board of Directors and will be reported in detail to the BOARD afterwards.


7.7    DEADLOCK

       If the following situations occur:

       (1) The Board of Directors cannot reach an agreeing majority according to item 7.3;
       (2) A resolution cannot be made after two consecutive meetings (the second meeting is held within 30 days of the first meeting); and
       (3) The situation affects the well being of the company.

       Then the issue should be referred to the administrator of the highest level of the two respective parties. The two parties agree to treat each other with honesty, sincerity and to make every effort to bridge the disagreement. If the two parties cannot reach a solution acceptable to both parties within ninety
(90) days of the last meeting, each party has the right to refer to arbitration or propose to dissolve the company according to item XIX and item XIIV.



ARTICLE 8 - OPERATION AND MANAGEMENT ORGANISATION

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8.1    RESPONSIBILITIES OF THE GENERAL MANAGER
       The General Manager shall be nominated by QIFAN and shall be confirmed by and directly responsible to the Board. He shall carry out the various resolutions of the BOARD and in accordance therewith, organize and direct the production, distribution and sales of the PRODUCTS of the COMPANY as well as the day-to-day management and operations of the COMPANY.

       Within the scope of authorization by the Board, the General Manager shall, externally, represent the COMPANY and, internally, have the right to appoint and dismiss his/her subordinates, and to exercise other responsibilities, powers and duties as authorized by the Board.

       The COMPANY shall also have divisions as determined by the BOARD on the recommendation of the General Manager. The managers of these divisions shall be responsible respectively for the work of such divisions, and shall handle matters delegated to them by the General Manager and shall be responsible to the General Manager who shall be responsible for appointing and for discharging such division managers.

       Only the General Manager, or a representative of the COMPANY authorized in writing by the General Manager, shall have the authority to enter into binding commitments, undertakings or obligations in the name and on behalf of the COMPANY.


8.2    ANNUAL BUDGETS AND BUSINESS REPORTS

       The General Manager shall prepare and submit to the BOARD proposed capital and operating budgets, each year in October for the subsequent year, which the BOARD shall adopt with such revisions as the BOARD shall deem appropriate.


8.3    CONCURRENT POSTS

       The General Manager, other senior management personnel may not hold posts concurrently of any other economic organization; however, that the preceding sentence shall not prohibit the General Manager from being seconded to the COMPANY by the PARTIES while remaining under the employ of the seconding PARTY.


8.4    NEGLECT OF DUTY

       In the event of graft or serious breach or neglect of duty on the part of the General Manager and/or Deputy General Manager, the BOARD OF DIRECTORS shall have the authority to revoke the same. The General Manager shall have the

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       authority  to  dismiss  any  manager  or  subordinate  who has committed graft or has seriously breached or neglected his/her duty.



ARTICLE 9 - LABOR MANAGEMENT


9.1    LABOR PLANS

       Plans regarding the recruitment, employment, dismissal, resignation, wages, labor protection, welfare benefits, and labor discipline of the staff and workers of the COMPANY shall be formulated by the General Manager in accordance with the relevant PRC laws and regulations, for review and approval by the Board.


9.2    RECRUITING AND HIRING

       The COMPANY shall recruit its staff and workers in the open market.

       No Employee of the COMPANY, including the General Manager may participate in any commercial and/or technical activity in competition with the COMPANY.


9.3    SALARY AND WELFARE

       The salary will be decided on the basis of the average level of similar firm in Shanghai.

       Due to pertinent regulation of Shanghai, the COMPANY shall pay medical insurance and overall fund for his employee and draw welfare fund.


9.4    DISCIPLINARY ACTION

       In accordance with the guidelines set out by the Board, the General Manager shall have the right to take disciplinary action against staff and workers by giving warnings, recording demerits or reducing salaries or wages. Staff and workers who commit serious offenses, who prove to be incompetent or unsuited for the work to be performed by them, may be dismissed by the General Manager. Dismissal of any staff member or worker shall be reported to the local labor bureau for the record.


9.5    TRADE UNION

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       A trade union organization may be established in accordance with relevant
       PRC laws and regulations. The COMPANY shall contribute two percent (2%) of the actual wages earned each month by the COMPANY's staff and workers to the trade union fund for such trade union use in accordance with the applicable laws of the PRC on the management of trade unions.




ARTICLE 10 -             TAXES


10.1   COMPANY TAXES

       The COMPANY shall pay taxes in accordance with the stipulations of relevant PRC laws and regulations taking into consideration the various preferential tax treatments given by the State to joint venture companies, as well as the various types of preferential treatment given by the Shanghai Municipal Government or other local government to sino-foreign joint ventures. Any taxes, duties or other levies and charges to be paid in the PRC shall be paid in RMB.


10.2   INDIVIDUAL INCOME TAX

       Staff members and workers of the COMPANY shall pay individual income tax according to the Individual Income Tax Law of the PRC or other laws and regulations of the PRC as applicable.



ARTICLE 11. ACCOUNTING AND AUDITING


11.1   ACCOUNTING SYSTEM

       1) The chief financial officer of the COMPANY, under the supervision of the General Manager, shall be responsible for the financial management of the COMPANY. Among his/her duties, the chief financial officer shall organize the compilation of financial statements. The chief financial officer shall report to the General Manager and the Board.

       2) The COMPANY shall adopt the internationally practiced accrual basis of accounting and the debit and credit method for book keeping, and shall prepare complete, accurate and appropriate financial and accounting books and records satisfactory to all PARTIES and the BOARD and in accordance

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             with the Accounting  System of the People's Republic  of  China for
             Foreign Investment Enterprises and in accordance with the internationally generally accepted accounting principles (the "International GAAP").

       3) At the end of each month and the end of each fiscal year of the COMPANY, the chief financial officer shall prepare financial statements for the COMPANY, including a balance sheet, profit and loss statement, and statement of changes in financial position both under PRC accounting rules and under International GAAP.

       4) RMB shall be used as the unit of account by the COMPANY in its financial accounting. Financial statements prepared in accordance with International GAAP pursuant to Section 17.1.(3) shall be prepared in both RMB and United States Dollars. Cash, bank deposits, foreign currency loans as well as creditors' rights, debts, income and expenses, etc., which are denominated in currencies different from the unit of account shall be recorded in the currency of actual receipt and payment. Treatment of exchange gains and losses arising from exchange rate differences shall accord with the accounting treatment for foreign currency transactions announced by SAFE.

       5) The accounting system and procedures to be adopted by the COMPANY shall be prepared by the chief financial officer, under the supervision of the General Manager, and submitted to the BOARD for approval. Once approved by the Board, the accounting system and procedures shall be filed with the local department of finance and the tax authorities for the record.

       6) The fiscal year of the COMPANY shall begin on January 1st and end on December 31st of each year. All accounting records, vouchers, books, financial statements and reports of the COMPANY shall be made and kept in Chinese and copies shall be provided in a timely fashion to each Member the Board. All important financial and accounting records and statements shall require the approval and signature of the General Manager and the chief financial officer.

       7) Tax returns for the COMPANY shall be prepared in accordance with the applicable laws and regulations of the PRC under the supervision of the chief financial officer and shall be approved and signed by the General Manager.


11.2   AUDITING

       11.2.1. STATUTORY AUDIT

       The BOARD shall engage a major accounting firm registered in the PRC to be its auditor and to examine and verify the financial accounting of the COMPANY. The results of the auditor's examination shall be reported to the BOARD and the General Manager. The COMPANY shall submit to the PARTIES and to each

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       director the audited  annual  accounts  within ninety (90)  days  after the end of the fiscal year, together with the audit report of the independent auditor.

       11.2.2. INDEPENDENT AUDIT

       The PARTIES shall each have the right to request an audit on the COMPANY books and accounts at any time. Such an audit shall be conducted at the option of the requesting PARTY, either by its own internal auditing staff, or by an independent CPA to be retained at its own expenses.



ARTICLE 12 - PROFIT DISTRIBUTION


12.1   CONTRIBUTIONS TO THE THREE FUNDS

       10% of the after-tax profits should be drawn to use as an accumulation fund and 5% as the public welfare fund. According to the operational situation of the company, the joint venture can draw certain percentage of accumulation and public welfare at its will.

       If the amount of the total drawing of the accumulation fund surpasses 50% of the registered capital, no other drawing can be performed.


12.2   DISTRIBUTION OF PROFITS

       The after-tax profits of the joint venture should be distributed in the following order:

       (1) To make up the losses of the previous year;
       (2) To collect  accumulation and public welfare fund according to item
           12.1;
       (3) To collect certain amount of reward fund, the percentage should be decided by the Board of Directors;
       (4) To distribute in accordance with the investment proportion of each party.

       The calculation of the amounts of dividends to be paid in US Dollars shall be made at the OFFICIAL EXCHANGE RATE at the date of the BOARD OF DIRECTORS' decision to distribute dividends.

       Payments of dividends shall be made at the same date for the PARTIES, by transfer to the PARTIES' bank accounts within thirty (30) days from the date of the Board's decision to distribute dividends.

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ARTICLE 13 - FOREIGN EXCHANGE


13.1   GENERAL

       All foreign exchange matters of the COMPANY shall be handled in accordance with relevant PRC foreign exchange regulations (the "Foreign Exchange Regulations").


13.2   FOREIGN EXCHANGE REQUIREMENTS OF THE COMPANY

       The foreign exchange funds of the COMPANY (such as foreign exchange capital invested and foreign currency loans) shall be deposited in the foreign exchange account or accounts of the COMPANY. Subject to the provisions of this Article, all foreign exchange payments of the COMPANY shall be paid out of the above-mentioned foreign exchange accounts.

       All payments by the COMPANY to ADATOM shall be made in US Dollars. Unless otherwise specified in this CONTRACT or in contracts entered into by the COMPANY, all expenses, loan repayments, labor compensation and other charges of the COMPANY paid to PRC enterprises or nationals shall be paid in RMB.


13.3   APPLICABLE FOREIGN EXCHANGE RATE

       The foreign exchange rate applicable to the conversion of RMB to foreign currency or vice versa shall be the rate quoted by the SAFE on the date the operation (payment of royalty, dividends, interest, fees, commissions, purchase or sale price, etc.) occurs.



ARTICLE 14 - DURATION OF THE JOINT VENTURE


14.1 DURATION OF THE COMPANY

       The duration of the Company (the "Company Term") shall be ten (10) years starting from the date on which the Company is approved by the Approval Authority.

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14.2   EXTENSION OF THE COMPANY TERM
       At least one (1) year prior to the expiration of the Company Term, the Parties shall hold consultations to discuss the extension of the Company Term. If all Parties agree to extend the Company Term, an application for such extension shall be submitted to the Approval Authority for approval not less than six (6) months prior to the expiration of the Company Term. Any extension of the term as approved shall be registered.



ARTICLE 15 - TERMINATION AND DISSOLUTION


15.1   TERMINATION

       Neither PARTY shall have the right, in its sole discretion and without cause, to terminate this CONTRACT. A PARTY may submit written notice to the other PARTY of an intention to terminate this CONTRACT at any time if:

       (1) the other PARTY fundamentally breaches this CONTRACT or violates the ARTICLES OF ASSOCIATION thus adversely affecting the benefits the notifying PARTY expected to receive at the time of the signing of this CONTRACT and such breach or violation is not cured within thirty (30) days of written notice to the breaching PARTY;

       (2) the other PARTY becomes bankrupt, or is the subject of proceeding for liquidation or dissolution, or ceases to carry on business or becomes unable to pay its debts as they come due;

       (3) the COMPANY becomes bankrupt, or is the subject of proceedings for liquidation or dissolution, or ceases to carry on business or becomes unable to pay its debts as they come due;

       (4) all or any part of the assets of the COMPANY are taken from the COMPANY and such taking has a material adverse effect on the business, operations or properties of the COMPANY;

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       (5)   the  conditions or  consequences  of Force Majeure (as  hereinafter defined) which have a material adverse effect on the business, properties or operations of the COMPANY for a period in excess of six (6)months and the PARTIES have been unable to find an equitable solution pursuant to article 30.1 hereof ;

       (6) the COMPANY incurs for three consecutive years aggregate operat-ing losses in excess of 33.3% of the COMPANY's registered capital.

       (7) the Board of Directors is unable to agree on a unanimous decision or a qualified majority decision as per Article 7.6.

       The mere submission by either PARTY of a notice indicating an intention to terminate this CONTRACT shall not by itself constitute a termination of this CONTRACT.


15.2   NOTIFICATION PROCEDURE

       In the event that either PARTY gives written notice of a desire to terminate this CONTRACT pursuant to Article 14.1. above with respect to any matter specified under clauses(1)through(3)and (6) thereof, the PARTIES shall for a two(2) months period after such notice is given conduct negotiations and endeavor to resolve the situation which resulted in the giving of such notice. In the event such matters are not resolved to the satisfaction of the PARTIES within two(2) months of the date of such notice, each PARTY shall cause the members of the BOARD appointed by it to vote in favor of a resolution approving the termination of this CONTRACT, and the BOARD shall submit a termination application for approval by the original Examination and APPROVAL AUTHORITY.

       In addition, in the event that either PARTY gives written notice of a desire to terminate this CONTRACT pursuant to Article 14.1 above with respect to any matter specified under clauses (4), (5) thereof, no further negotiations between the PARTIES shall be required, and the BOARD shall submit a termination application for approval by the original Examination and APPROVAL AUTHORITY.



ARTICLE 16 - LIQUIDATION


16.1 At the expiration of the term of the joint venture without renewal, or in the event that this CONTRACT is terminated pursuant to Article 14.1 and
       Article 14.2 hereof, and the PARTIES cannot agree on the sale of the registered capital of the COMPANY to a PARTIES or to a THIRD PARTY, then the BOARD shall, within ten (10) days, appoint a liquidation committee which shall. have the power to represent the COMPANY in all legal matters, including legal proceedings. The

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


       liquidation committee shall value and liquidate the COMPANY's assets in accordance with the applicable Chinese laws and regulations and the principles set out herein.


16.2 The liquidation committee shall consist of three members, of which two members shall be nominated by ADATOM and one members shall be nominated by QIFAN. Members of the liquidation committee may, but need not be, BOARD Directors or senior employees of the COMPANY. If either PARTY chooses to appoint professional advisors to assist the liquidation committee, the costs shall be borne by the PARTY. The BOARD shall report the formation of the liquidation committee to the supervising authority in charge of the COMPANY.


16.3 The liquidation committee shall conduct a thorough examination of the COMPANY's assets and liabilities, on the basis of which it shall, in accordance with the relevant provisions or this CONTRACT, develop a liquidation plan which, if approved by the Board, shall be executed under the liquidation committee's supervision. The liquidation plan shall provide that PARTIES will have the right to purchase any of the machinery and equipment and other facilities.


16.4 The liquidation expenses, including remuneration to members of the liquidation committee, shall be paid out of the COMPANY's assets in priority to the claims of other creditors. The COMPANY shall pay and settle all other requirements under applicable law and as set forth herein.

       Any money received by the COMPANY from the liquidation of its assets shall be applied in the following order:

       o First, to the payment of liquidation expenses and remuneration of the members of the Liquidation Committee;

       o Second, to the payment of expenses incurred in making public notices and expenses in litigation or arbitration ;

       o Third, to the payment of outstanding salaries and benefits for the COMPANY's staff, and labor insurance premiums ;

       o Fourth, to the payment of outstanding State taxes ;

       o Fifth, to the payment of other debts ;

       o Sixth, to the establishment of any reserves that the Board of Directors, in accordance with sound business judgment, deems reasonably necessary to

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

         provide for the payment when due of any contingent or unforeseen liabilities or obligations of the COMPANY ;

       o  Seventh,   to  the  PARTIES  in  accordance  with  their  respective
          EQUITY PARTICIPATION.


16.5 On completion of all liquidation procedures, the liquidation committee shall submit a final report approved by the BOARD and an independent accountant registered in CHINA to the Examination and APPROVAL AUTHORITY, and complete all other formalities for nullifying the COMPANY's registration. An announcement of the termination of the COMPANY shall be published in both national and local newspapers.




ARTICLE 17 - BREACH OF CONTRACT


17.1   LIABILITY FOR BREACH OF CONTRACT

       If any PARTY fails to perform any of its obligations under this CONTRACT or if any PARTY's representation or warranty under this CONTRACT is untrue or materially inaccurate, such PARTY shall be deemed to have breached this CONTRACT. The PARTY in breach shall have thirty (30) days from receipt of notice from the other PARTY specifying the breach to correct such breach. If, after such thirty (30) day period, the breach is not corrected, then the PARTY in breach shall be liable to the other PARTY for all direct and foreseeable damages caused by the breach.


17.2 Should all or part of this CONTRACT be unable to be fulfilled as a result of action or omission of one PARTY, the breaching PARTY shall bear the responsibilities thereof. Should it be the fault of both PARTIES, they shall bear respective responsibilities according to the actual situation.


17.3 Should the COMPANY be unable to continue its operations or to achieve the business purpose stipulated in this CONTRACT due to the fact that one of the PARTIES fails to fulfill the obligations prescribed by this CONTRACT and the ARTICLES OF ASSOCIATION , or should one of the PARTIES seriously violate the stipulations of this CONTRACT and the ARTICLES OF ASSOCIATION,

       And should the breaching PARTY fail to remedy such failure or violation within thirty (30) days of the receipt of a written notice sent by the other PARTY,

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

       The non defaulting PARTY shall have the right to terminate this CONTRACT as well as to claim damages.

       In case the PARTIES agree to continue enforcing this CONTRACT, the breaching PARTY shall be liable to the economic losses caused to the non defaulting PARTY and/ or the COMPANY.



ARTICLE 18 - FORCE MAJEURE


18.1 "Force Majeure" shall mean any unforeseeable event that is beyond the reasonable control of a PARTY and prevents that PARTY in whole or in part from performing any obligation under this CONTRACT or from performing any obligation under this CONTRACT in a timely manner, including the occurrence of fire, flood, epidemic, earthquake, storm, tidal wave or other acts of nature; riot, war, hostility or public disturbance; and any other events recognized as Force Majeure in general international commercial practice.

18.2 If an event of Force Majeure occurs, a PARTY's contractual obligations affected by such an event under this CONTRACT shall be suspended during the period of delay caused by the Force Majeure and shall be automatically extended, without penalty, for a period equal to such suspension.

18.3 The PARTY claiming Force Majeure shall promptly inform the other PARTY in writing and shall furnish within 30 days thereafter sufficient proof of the occurrence and duration of such Force Majeure. The PARTY claiming Force Majeure shall also use all reasonable endeavors to terminate the Force Majeure.

18.4 In the event of Force Majeure, the PARTIES shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure.

         According to the effects on the performance of the CONTRACT, the PARTIES will consult each other to decide whether :

       o to terminate this CONTRACT ;

       o or to exempt one PARTY or the PARTIES from implementing part of its/their obligations according to this CONTRACT ;

       o or to delay the performance of this CONTRACT.

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ARTICLE 19 - SETTLEMENT OF DISPUTES


19.1   FRIENDLY CONSULTATIONS

       In the event of any dispute, controversy or claim (collectively, "dispute") arising out of or relating to this CONTRACT or ARTICLES OF ASSOCIATION, or the breach, termination or invalidity thereof, the PARTIES shall attempt in the first instance to resolve such dispute through friendly consultations.


19.2   ARBITRATION

       IF the dispute is not  resolved by friendly  consultations  within  sixty
       (60) days after the commencement of such consultations, it may submitted for arbitration, upon the request of any PARTY with notice to the other PARTY.

       The arbitration proceedings shall be held in Shanghai, China by the China International Economic & Trade Arbitration Commission (CIETAC). In case of discrepancy between the Chinese and the English version of this CONTRACT, the Chinese version shall prevail.

       (a) The arbitration award shall be final and binding on the PARTIES, and the PARTIES agree to be bound thereby and to act accordingly. By submitting the dispute to arbitration, the PARTIES shall have undertaken to carry out the resulting award without delay.

       (b) All costs of arbitration shall be borne by the PARTIES as deter-mined by the arbitration tribunal.


19.3   REMAINING RIGHTS AND OBLIGATIONS

       When any dispute occurs and is the subject of friendly consultations, joint conciliation or arbitration, the PARTIES shall continue to exercise their remaining respective rights, and fulfil their remaining respective obligations, under this CONTRACT, except in respect of those matters under dispute.



ARTICLE 20 - APPLICABLE LAW

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The validity,  interpretation,  implementation and the settlement of disputes in respect of this CONTRACT shall be governed by the laws of the People's Republic of China which are published and publicly available, but in the event that there is no published and publicly available law in CHINA governing a particular
matter   relating  to  this  CONTRACT,   reference  shall  be  made  to  general
international commercial practices.



ARTICLE 21 - MISCELLANEOUS PROVISIONS


21.1   BINDING EFFECT

       This CONTRACT is made for the benefit of the PARTIES and is legally binding on them. This CONTRACT may not be changed orally, but only by a written instrument signed by the PARTIES and approved by the APPROVAL AUTHORITY.


21.2   LANGUAGE

       This CONTRACT is executed in the Chinese language in four originals and in the English language in four originals. In case of discrepancy between the Chinese and the English version of this CONTRACT, the Chinese version shall prevail.


21.3   NOTICES

       Any notice or written communication by either PARTY to the other, including but not limited to any and all offers, writings, or notices to be given hereunder, shall be sent by EPS, facsimile or e-mail confirmed. The date of receipt of a notice or communication hereunder shall be deemed to be fifteen (15) days after the letter is given to EPS and three
       (3) working days after dispatch in the case of a facsimile or e-mail. All notices and communications shall be sent to the appropriate address set forth below, until the same is changed by written notice to the other PARTIES.


        Address of QIFAN: 25th Floor, No. 550 Xujiahui Road, Shanghai China
                          Postal Code:  200025
                          Telephone: 86-21-54560914
                          Fax:  86-21-64451622
                          E-mail:  qifan@public4.sta.net.cn


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


       Address of ADATOM: 920 Hillview Ct., Suite 160
                          Milpitas, California, USA
                          Postal Code: 95035
                          Telephone:    1-408-935-7979
                          Fax:   1-408-715-5130
                          Email:    corporate@adatom.com


21.4   EFFECTIVENESS


       21.4.1 The ARTICLES OF ASSOCIATION shall come into effect together with this CONTRACT.

       21.4.2 This CONTRACT and the ARTICLES OF ASSOCIATION shall not become effective until signed by the PARTIES and obtained a formal approval of the APPROVAL AUTHORITY


21.5    ADDRESS AND TIME OF SIGNING THE CONTRACT

       This CONTRACT is signed by the  appointed  representatives  of QIFAN and
       ADATOM in Shanghai,  PRC on   10/30/00




       SHANGHAI QIFAN CO., LTD.                       ADATOM.COM. INC.

       Name of representative:                        Name of representative:

       /s/ Bao QiFan                                  /s/ Richard S. Barton
       -------------------                            ---------------------
       Position:  Chairman                            Position: President


Nationality:






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